Exhibit 21


                                      Subsidiaries of R&B, Inc.


Significant Subsidiaries                           Jurisdiction

RB Distribution, Inc.                              Pennsylvania
RB Management, Inc.                                Pennsylvania
Dorman Products of America, Ltd.                   Kentucky
RB Service Supply, L.P.                            Georgia
RBPEACH, Inc.                                      Delaware
Cosmos International, Inc.                         Minnesota
Motor Power Industries, Inc.                       Delaware
Scan-Tech Sweden USA/Sweden, A.B.                  Sweden
Allparts, Inc.                                     Delaware




                                           Exhibit Page 1